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                                                                Exhibit 10.21

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of March 9, 2000 by and among quepasa.com, inc., a Nevada corporation ("quepasa"); credito.com, inc., a Delaware corporation wholly-owned by quepasa ("Credito"), realestateespanol.com, Inc., a Delaware corporation wholly-owned by quepasa ("Merger Sub"); Century Finance USA, Inc., a California corporation d/b/a RealEstateEspanol.com, Inc. ("Century"); and Gary Acosta and John Beneventi (together the "Shareholders" and individually each a "Shareholder").

                                    RECITALS

         A. Quepasa wishes to acquire all of the outstanding capital stock of Century from the Shareholders.

         B. The parties desire the transaction to be structured in a manner that will qualify as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. Quepasa has caused the formation of Merger Sub for the purpose of accomplishing a tax-free triangular merger with Century.

         D. The parties have determined that it is in their respective best interests to merge Century with and into Merger Sub (the "Merger") and to undertake such other actions described herein, all on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE 1

                                   THE MERGER

      In connection with the Merger, the respective boards of directors of quepasa, Merger Sub and Century have, by resolutions duly adopted, approved the following provisions of this Article 1 as the plan of merger required by the applicable provisions of the Delaware General Corporation Law ("Delaware Law"):

         1.1 The Merger. At the Effective Time (as defined in Section 1.3), in accordance with this Agreement and Delaware Law, Century shall be merged with and into Merger Sub, the separate existence of Century (except as such existence may be continued by operation of law) shall cease, and Merger Sub shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. Merger Sub, in its capacity as the corporation surviving the Merger, sometimes is referred to herein as the "Surviving Corporation."
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         1.2 Effect of the Merger. The Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of Merger Sub and Century (collectively, the "Constituent Corporations"); all property, real, personal and mixed, and all accounts payable and accrued expenses due on whatever account, and all debts, liabilities and duties due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the Constituent Corporations, in each case in accordance with Delaware Law.

         1.3 Consummation of the Merger. As soon as is practicable after the satisfaction or waiver of the conditions set forth in Article 7, and in no event later than five business days after such satisfaction or waiver, the parties hereto will cause a certificate of merger ("Certificate of Merger") relating to the Merger to be delivered to the Secretary of State of the State of Delaware in accordance with Delaware Law. As soon as practicable after the Certificate of Merger is filed with the Secretary of State of the State of Delaware, the parties hereto will cause a copy of the Certificate of Merger, certified by the Secretary of State of the State of Delaware, to be delivered to the Secretary of State of the State of California in accordance with the relevant provisions of California law. The Merger shall be effective as of the date the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware and a copy of the Certificate of Merger, certified by the Secretary of State of the State of Delaware, is filed with the Secretary of State of the State of California. The date and time when the Merger shall become effective is referred to as the "Effective Time."

         1.4 Certificate of Incorporation and Bylaws; Directors and Officers. The Certificate of Incorporation and Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its Certificate of Incorporation and Bylaws until amended as provided therein and under Delaware Law. The directors of Merger Sub holding office immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time. The officers of Merger Sub holding office immediately prior to the Effective Time shall be the officers (holding the same offices as they held with Merger Sub) of the Surviving Corporation immediately after the Effective Time.

         1.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Century or the holders of any of the following securities:

                  (a) All of the shares of common stock, no par value per share, of Century (the "Century Common Stock") issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and converted into and become a right to receive 584,759 shares of common stock, $.001 par value per share, of quepasa (the "quepasa Common Stock") payable to the Shareholders pro rata (the "quepasa Merger Shares").


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                  (b) Each share of Century Common Stock issued and outstanding immediately prior to the Effective Time and held in the treasury of Century shall automatically be canceled and extinguished and no payment shall be made with respect thereto.

                  (c) The number of shares set forth in subsection (a) above shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into quepasa Common Stock), reorganization, recapitalization or other like change with respect to quepasa Common Stock occurring after the date hereof and prior to the Effective Time.

         1.6 Reorganization. The parties hereby adopt this Agreement as a "plan of reorganization" and shall consummate the Merger in accordance with Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. None of the parties shall take a reporting position inconsistent with the treatment of the Merger as a reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

         1.7 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall occur as soon as each of the conditions to Closing contained in Article 7 are fulfilled or waived at the offices of Sheppard, Mullin, Richter & Hampton, LLP at 501 West Broadway, 19th Floor, San Diego, California, or at such other place or at such other time as the parties may mutually agree upon.

         1.8 Delivery of Certificates and Escrow. At the Closing, quepasa shall deliver (i) to the Shareholders stock certificates for an aggregate of 335,925 quepasa Merger Shares and (ii) to the Escrow Agent as provided for in the Escrow Agreement in the form of Exhibit A set forth hereto (the "Escrow Agreement") stock certificates for an aggregate of 248,834 quepasa Merger Shares (the "Escrowed Shares"). The Escrowed Shares shall be released pursuant to the terms of the Escrow Agreement.

         1.9 Taking of Necessary Action; Further Action. Quepasa, Credito and Merger Sub, on the one hand, and Century and the Shareholders, on the other hand, shall use all reasonable efforts to take all such actions (including without limitation actions to cause the satisfaction of the conditions of the other to effect the Merger) as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full possession of all the rights, privileges, immunities and franchises of the Constituent Corporations, or fully subject the Surviving Corporation to all debts and obligations of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such actions.

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                                    ARTICLE 2

               REPRESENTATIONS AND WARRANTIES OF QUEPASA, CREDITO
                                 AND MERGER SUB

     Quepasa, Credito and Merger Sub hereby represent and warrant to Century and the Shareholders that, as of the date hereof, and again at the Effective Time, except as set forth on a disclosure schedule attached hereto as Exhibit B (the "quepasa Disclosure Schedule") (it being understood that any item disclosed in the quepasa Disclosure Schedule shall be deemed to be disclosed for all purposes of this Agreement):

         2.1 Organization and Qualification. Each of quepasa, Credito and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of their incorporation, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. To quepasa's knowledge, each of quepasa, Credito and Merger Sub is duly qualified to do business in every jurisdiction where the failure to do so would have a material adverse effect on its assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements. The copies of the Articles of Incorporation and Bylaws of quepasa and the Certificate of Incorporation and Bylaws of Credito and Merger Sub previously furnished to Century and the Shareholders reflect all amendments thereto and are correct and complete.

         2.2 Authority Relative to This Agreement. Each of quepasa, Credito and Merger Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by quepasa, Credito and Merger Sub and the consummation by quepasa, Credito and Merger Sub of the transactions contemplated hereby have been duly authorized by quepasa, Credito and Merger Sub, and no other corporate proceedings on the part of quepasa, Credito or Merger Sub are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by quepasa, Credito and Merger Sub and constitutes a valid and binding obligation of each, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity. None of quepasa, Credito or Merger Sub is subject to, or obligated under, any provision of (a) its Articles or Certificate of Incorporation, or its Bylaws, (b) any agreement, arrangement or understanding, (c) to quepasa's knowledge, any license, franchise or permit or (d) to quepasa's knowledge, any law, regulation, order, judgment or decree, which would be breached, or violated, or in respect of which a right of termination or acceleration would arise or any encumbrance on any of its or any of its subsidiaries' assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, except in each case for any violation, default, or conflict that would not have a quepasa Material Adverse Effect. As used through this Agreement, the term "quepasa Material Adverse Effect" means an effect which is materially adverse to the financial condition, business, results of operations, assets, liabilities, operations or prospects of quepasa or Credito (as their respective businesses are presently conducted). Except for such filings to be made pursuant to


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Delaware and California Law in order to effect the Merger, the Nasdaq National
Market System ("Nasdaq") rules and federal and state securities laws which quepasa agrees to make, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of quepasa, Credito or Merger Sub for the consummation by quepasa, Credito and Merger Sub of the transactions contemplated by this Agreement.

         2.3 No Material Adverse Changes. Except as set forth in the quepasa Business Reports (defined in Section 2.7), there has not been a change in the assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of quepasa or Credito that would have a quepasa Material Adverse Effect.

         2.4 Validity of Stock. The quepasa Merger Shares shall, when issued:
(i) be duly authorized, validly issued, fully paid and nonassessable and free of liens and encumbrances created by any person other than the Shareholders, and
(ii) be free and clear of any transfer restrictions, liens and encumbrances except for restrictions on transfer under applicable federal securities laws, including Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and except as provided for in the Escrow Agreement.

         2.5 Listing of quepasa Common Stock. The quepasa Common Stock is listed for trading on Nasdaq, and: (i) quepasa and the quepasa Common Stock meet the criteria for continued listing and trading on Nasdaq; (ii) quepasa has not been notified by Nasdaq of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq and (iii) no suspension of trading in the quepasa Common Stock is in effect.

         2.6 Capitalization. The authorized equity capitalization of quepasa consists of 50,000,000 shares of quepasa Common Stock and 5,000,000 shares of preferred stock $0.001 par value per share ("quepasa Preferred Stock"). As of the date hereof, 16,791,975 shares of quepasa Common Stock are issued and outstanding, all of which shares are validly issued, fully paid and nonassessable, and no shares of quepasa Preferred Stock are outstanding. Except as disclosed in the quepasa Disclosure Schedule to this Agreement or in any quepasa Business Report (defined in Section 2.7), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating quepasa to issue or sell any shares of capital stock of quepasa or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of quepasa or of any other corporation, nor are there any stock appreciation, phantom stock or similar rights outstanding based upon the book value or any other attribute of quepasa. No holders of outstanding shares of quepasa Common Stock are entitled to any preemptive or other similar rights.

         2.7 Financial Statements and SEC Filings. quepasa has delivered to the Shareholders true and correct copies of its Prospectus dated June 24, 1999, its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1999 and September 30, 1999, its Current Reports on Form 8-K filed on August 2, 1999, August 10, 1999, September 3, 1999, November 1, 1999, December 23, 1999, January 21, 2000, January 28, 2000 and February 11, 2000 and its Registration Statements on Form S-8 filed October 1, 1999 and December 27, 1999, constituting all filings made with the Securities and Exchange Commission (the "SEC") from and after June 24, 1999, the effective date

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of quepasa's Registration Statement on Form S-1. Quepasa will also deliver to the Shareholders, on or before the Effective Time, any reports which are filed with the SEC after the date hereof and any other reports sent generally to its shareholders after the date hereof, but not required to be filed with the SEC. (All such reports are collectively referred to hereinafter as the "quepasa Business Reports"; and the financial statements, including the notes thereto, contained in the quepasa Business Reports are collectively referred to hereinafter as the "quepasa Financial Statements.") Quepasa has duly filed all reports required to be filed by it with the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended, and no such report, nor any report sent to quepasa's shareholders generally, contains any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading. The quepasa Financial Statements included in the quepasa Business Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and present fairly the consolidated financial position, results of operations, and cash flows of quepasa and its consolidated subsidiaries as of the dates and for the periods indicated therein, subject, in the case of unaudited interim statements, to normal year-end accounting adjustments and the absence of complete footnote disclosure. Except as set forth in the quepasa Business Reports, quepasa has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both cases, individually or in the aggregate, would not have a quepasa Material Adverse Effect.

         2.8 Absence of Undisclosed Liabilities. Except as and to the extent stated in the quepasa Financial Statements, the quepasa Business Reports or the quepasa Disclosure Schedule, neither quepasa nor Credito has any liabilities or obligations (whether accrued, absolute, contingent, unliquidated, known, unknown or otherwise), other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both subsections (i) and (ii), individually or in the aggregate, would not have a quepasa Material Adverse Effect.

         2.9 Litigation. Except as set forth in the quepasa Disclosure Schedule or the quepasa Business Reports, there are no actions, suits, proceedings, orders or investigations pending or, to quepasa's knowledge, threatened against quepasa or Credito, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis known to quepasa for any of the foregoing.

         2.10 No Commissions. Neither quepasa nor Credito has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         2.11 No Liabilities of Merger Sub. Except for its obligations under this Agreement, Merger Sub is not subject to any liabilities, obligations or claims, whether absolute or contingent, liquidated or unliquidated, known or unknown. Merger Sub was formed solely for the purpose of

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consummating the transactions contemplated by this Agreement and has not engaged in any business or other activities for any other purpose.

         2.12 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of quepasa, Credito or Merger Sub is required in connection with the consummation of the transactions contemplated by this Agreement except the filing of the Certificate of Merger with the Secretary of State of Delaware and the filing of a copy of the Certificate of Merger, duly certified by the Secretary of State of Delaware, with the Secretary of State of the State of California.

         2.13 Disclosure. To quepasa's knowledge, neither this Agreement nor any of the exhibits hereto contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and, to quepasa's knowledge, there is no fact that has not been disclosed to the Shareholders which materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including the operating results, assets, customer, supplier or employee relations and business prospects, of quepasa and Credito.

         2.14 Financial Capacity of Surviving Corporation. The Surviving Corporation has, or as of the Effective Time will have, sufficient funds to satisfy its obligations under Section 6.8 hereof.

         2.15     Reorganization Matters.

                  (a) Quepasa has, and at the Effective Time will have, no plan or intention to:

                            (i) Liquidate Merger Sub;

                            (ii) Merge Merger Sub with or into any other
                  corporation;

                            (iii) Sell or otherwise dispose of the stock of
                  Merger Sub except for transfers of stock to corporations "controlled" (within the meaning of Section 368(c) of the Code) by quepasa;

                            (iv) Cause Merger Sub to sell or otherwise dispose
                  of any of the assets of Merger Sub or assets acquired in the Merger from Century except for sales or other dispositions made in the ordinary course of business;

                            (v) Cause Merger Sub to issue additional shares of
                  stock that would result in quepasa losing "control" (within the meaning of Section 368(c) of the Code) of Merger Sub following the Effective Time;

                            (vi) Cause Merger Sub following the Effective Time
                  to discontinue the historic business conducted by Century preceding the Effective Time or fail to use

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                  in a business a significant portion of the assets held by
                  Century immediately preceding the Effective Time;

                            (vii) Acquire or cause any person "related" (within
                  the meaning of Treasury Regulations Section 1.368-1(e)(3)) to quepasa to acquire any of the quepasa Common Stock issued in the Merger; or

                            (viii) Take any action that might otherwise cause
                  the Merger not to be treated as a "reorganization" within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

                  (b) Quepasa has, and at the Effective Time will have, no plan or intention to:

                            (i) Liquidate Credito;

                            (ii) Merge Credito with or into any other
                 corporation;

                            (iii) Sell or otherwise dispose of the stock of
                  Credito except for transfers of stock to corporations "controlled" (within the meaning of Section 368(c) of the Code) by quepasa;

                            (iv) Cause Credito to sell or otherwise dispose of
                  any of the assets of Credito except for (i) sales or other dispositions made in the ordinary course of business, (ii) transfers described in Section 368(a)(2)(C) of the Code; (iii) transfers to members of the quepasa Group following the Effective Time, or (iv) transfers to a partnership if either
                  (x) members of the quepasa Group, in the aggregate, own a significant interest in that partnership business or (y) one or more members of the quepasa Group have active and substantial management functions as a partner with respect to that partnership business; or

                            (v) Cause Credito to issue additional shares of
                  stock that would result in quepasa losing "control" (within the meaning of Section 368(c) of the Code) of Credito following the Effective Time.

                  (c) Prior to the Effective Time, none of quepasa, Credito or any person "related" to quepasa or Credito will, "in connection with" the Merger, acquire any shares of Century capital stock. For purposes hereof, the term "related" has the meaning in Treasury Regulations
         Section 1.368-1(e)(3) and the term "in connection with" has the meaning in Treasury Regulations Section 1.368-1(e)(2).

                  (d)      At the Effective Time:

                           (i) quepasa will own all of the outstanding stock of
                  Merger Sub;



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                           (ii) Merger Sub will own all of the assets ever owned
                  by Merger Sub; and

                            (iii) None of quepasa, Credito nor Merger Sub will
                  be, nor will any of quepasa, Credito or Merger Sub have been at any time during the five-year period preceding the Effective Time, the owner for federal income tax purposes of shares of Century capital stock.

                  (e) Quepasa has, and at the Effective Time will have, no plan or intention to adopt any stock repurchase plan other than a plan that will limit repurchases of quepasa Common Stock to repurchases made on the open market on an established securities exchange through a broker pursuant to an arrangement that will preclude quepasa from knowing the identity of the seller and seller from knowing the identity of the purchaser.

         2.16 Purchase for Own Account. Merger Sub represents that it is acquiring the Century Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof.

         2.17 No Implied Representations. Notwithstanding anything contained herein to the contrary, (a) it is the explicit intent of each party hereto that none of quepasa, Credito or Merger Sub is making or has made any representation or warranty whatsoever, express or implied, beyond those expressly given by quepasa, Credito and Merger Sub herein, including but not limited to, any implied warranty or representation as to the future business, results of operations, financial condition or prospects of quepasa or as to the value, condition, merchantability or suitability of any of the properties or assets of quepasa.

                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                          CENTURY AND THE SHAREHOLDERS

        Century and the Shareholders each hereby represent and warrant to quepasa, Credito and Merger Sub that, as of the date hereof and again at the Effective Time, except as set forth on the disclosure schedule attached hereto as Exhibit C (the "Century Disclosure Schedule") (it being understood that any item disclosed in the Century Disclosure Schedule shall be deemed to be disclosed for all purposes of this Agreement):

         3.1 Organization and Qualification. Century is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. To Century's Knowledge, Century is duly qualified to do business in every jurisdiction where the failure to do so would have a material adverse change on its assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements. The copies of Century's Articles of Incorporation and Bylaws

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which have been furnished by Century to quepasa prior to the date of this
Agreement reflect all amendments made thereto and are correct and complete.

         3.2 Authority Relative to this Agreement. Century has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Century and the consummation by Century of the transactions contemplated hereby have been duly authorized by the Board of Directors of Century and have been duly approved by the Shareholders, and no other corporate proceedings on the part of Century are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Century and constitutes a valid and binding obligation of Century, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity. Except as set forth in the Century Disclosure Schedule, Century is not subject to, or obligated under, any provision of (a) its Certificate of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) to Century's Knowledge, any license, franchise or permit or (d) to Century's Knowledge, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise or any encumbrance on any of its assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, except in each case for any violation, default, or conflict that would not have a Century Material Adverse Effect. As used through this Agreement, the term "Century Material Adverse Effect" means an effect which is materially adverse to the financial condition, business, results of operations, assets, liabilities, operations or prospects of Century (as its business is presently conducted). Except for such filings to be made pursuant to Delaware or California Law in order to effect the Merger, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Century for the consummation by Century of the transactions contemplated by this Agreement.

         3.3 Capitalization and Voting Rights. The authorized capital stock of Century consists of:

             (a) Common Stock. 1,000,000 shares of common stock, no par value, of which 100 shares are issued and outstanding immediately prior to the Closing.

             (b) The outstanding shares of Century Common Stock are owned by the Shareholders and in the numbers specified in the Century Disclosure Schedule.

             (c) The outstanding shares of Century Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws, or pursuant to valid exemptions therefrom.

             (d) There are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from


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         Century of any shares of its capital stock. Except for the voting rights set forth in the Articles of Incorporation, Century is not a party or subject to any agreement or understanding, and, to Century's Knowledge (as defined in Section 3.22 below), there is no agreement or understanding between any persons or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of Century.

         3.4 Financial Information. Attached to the Century Disclosure Schedule is a schedule of material assets and liabilities of Century as of March 9, 2000 (the "Assets and Liabilities Schedule") and a statement of cash flows from August 30, 1999 through March 9, 2000 (the "Cash Statement"). Except as set forth in the Assets and Liabilities Schedule, to Century's Knowledge, Century has no material liabilities or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise), other than amounts payable in the ordinary course of business and consistent with past practices pursuant to the terms of outstanding Internet services, marketing and endorsement agreements and other liabilities incurred in the ordinary course of business which, individually or in the aggregate, would not have a Century Material Adverse Effect. Except as set forth on the Assets and Liabilities Schedule, upon the repayment of Century's indebtedness to Century Finance USA, LLC as contemplated by Section 6.8 hereof, Century shall have no outstanding debt or, to Century's Knowledge, other material liabilities or obligations other than amounts payable in the ordinary course of business and consistent with past practices pursuant to the terms of outstanding Internet services, marketing and endorsement agreements, all of which have been previously disclosed to quepasa. The Cash Statement presents fairly in all material respects the information purported to be presented therein.

         3.5 No Material Adverse Changes. Except as disclosed in the Century Disclosure Schedule, since March 9, 2000, there has not been a change in the business or assets of Century that would have a Century Material Adverse Effect. Without limiting the foregoing, since March 9, 2000, there has not been:

                  (a) to Century's Knowledge, any change in the assets, liabilities, financial condition or operating results of the Century from that reflected in the Balance Sheet, except changes in the ordinary course of business that have not had a Century Material Adverse Effect;

                  (b) to Century's Knowledge, any damage, destruction or loss, whether or not covered by insurance, that has a Century Material Adverse Effect;

                  (c) any waiver by Century of a material right or of a material debt owed to it;

                  (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Century, except (i) in the ordinary course of business and (ii) that does not have a Century Material Adverse Effect;

                  (e) any change or amendment to a contract or arrangement by which Century or any of its assets or properties is bound or subject that would have a Century Material Adverse Effect;

                  (f) any material change in any compensation arrangement or agreement with any employee;

                  (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                  (h) any resignation or termination of employment of any key officer of Century; and to Century's Knowledge, there is no impending resignation or termination of employment of any such officer;

                  (i) receipt of notice that there has been a loss of, or material order cancellation by, any customer of Century that would have a Century Material Adverse Effect;

                  (j) any mortgage, pledge, transfer of a security interest in, or lien, created by Century, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                  (k) any loans or guarantees made by Century to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                  (l) any declaration, setting aside or payment or other distribution in respect of any of Century's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by Century;

                  (m) to Century's Knowledge, any other event or condition of any character that might be reasonably expected to have a Century Material Adverse Effect; or

                  (n) any agreement or commitment by Century to do any of the things described in this Section 3.5.

         3.6 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to Century's knowledge, threatened against Century, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to Century's Knowledge, there is no basis for any of the foregoing.

         3.7 Subsidiaries. Century does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. Century is not a participant in any joint venture, partnership, or similar arrangement.

         3.8 Intellectual Property. To Century's Knowledge, Century has sufficient ownership or rights to all trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without, to Century's Knowledge, any conflict with or infringement of the rights of others where the failure to have such ownership or rights would have a Century Material Adverse Effect. Century has not obtained or registered, or applied for the registration of, any patents, trademarks or servicemarks. Except as set forth on the Century Disclosure Schedule, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor, to Century's Knowledge, is Century bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Century has not received any communications alleging that Century has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, the violation of which would have a Century Material Adverse Affect. To Century's Knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to Century or that would conflict with Century's business as now conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of Century's business by the employees of Century, nor the conduct of Century's business as now conducted, will, to Century's Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated, the breach or default of which would have a Material Adverse Affect. Except as set forth on the Century Disclosure Schedule, to Century's Knowledge, Century does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by Century.

         3.9 Compliance with Other Instruments. Century is not in violation or default of (i) any provision of its Articles of Incorporation or Bylaws, or (ii) any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to Century's Knowledge, of any provision of any federal or state statute, rule or regulation applicable to Century, in the case of clause (ii) the violation or default of which would have a Century Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of Century or, to Century's Knowledge, the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization, or approval applicable to Century, that will have a Century Material Adverse Effect.

         3.10     Agreements; Action

                  (a) Except as set forth in the Century Disclosure Schedule, there are no agreements, understandings or proposed transactions between Century and any of its officers, directors, affiliates, or any affiliate thereof.

                  (b) Except as set forth in the Century Disclosure Schedule, there are no agreements, understandings, instruments, contracts, or proposed transactions to which Century is a party, or any judgments, orders, writs or decrees by which Century is bound that may involve (i) obligations (contingent or otherwise) of, or payments to, Century in excess of $20,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from Century (other than the license of Century's software and products in the ordinary course of business), or (iii) provisions restricting or affecting the development, manufacture or distribution of Century's products or services other than in the ordinary course of business, or (iv) indemnification by Century with respect to infringements of proprietary rights.

                  (c) Except as set forth in the Century Disclosure Schedule, Century has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or, to Century's Knowledge, any other liabilities individually in excess of $20,000 or, in the case of indebtedness and/or liabilities individually less than $20,000, in excess of $50,000 in the aggregate,
         (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities Century has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  (e) Century is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Articles of Incorporation or Bylaws, that materially adversely affects its business as now conducted or proposed to be conducted immediately following the Closing, or its properties or its financial condition.

         3.11 Related Party Transactions. Except as disclosed in the Century Disclosure Schedule, no employee, officer, or director of Century or member of his or her immediate family is indebted to Century, nor is Century indebted (or committed to make loans or extend or guarantee credit) to any of them. Except as disclosed in the Century Disclosure Schedule, to Century's Knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Century is affiliated or with which Century has a business relationship, or any firm or corporation that competes with Century, except that employees, officers, or directors of Century and members of their immediate families may own up to one percent of the stock in each publicly traded company that may compete with Century. Except as disclosed in the Century Disclosure Schedule, no member of the immediate family of any officer or director of Century is directly or indirectly interested in any material contract with Century.

         3.12 Permits. To Century' Knowledge, Century has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Century Material Adverse Effect. To Century's Knowledge, Century is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

         3.13 Employee Benefit Plans. Century does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

         3.14 Tax Returns, Payments and Elections. Century has filed all tax returns and reports (including information returns and reports) as required to be filed by it by law as of the date hereof or at the Effective Time. These returns and reports are true and correct in all material respects. Century has paid, or will pay prior to becoming delinquent, all taxes shown to be due and payable on such returns and reports, and any assessments imposed, except those contested by Century in good faith and disclosed to quepasa. Century has not elected pursuant to the Code to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Century Material Adverse Effect. Century is not aware of any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge, nor is Century aware that any of Century's federal income tax returns or any of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Assets and Liabilities Schedule, Century has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business.

         3.15 Minute Books. The minute book of Century provided to quepasa contains a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         3.16 Labor Agreements and Actions; Employee Compensation. Century is not bound by or subject to (and none of its assets or properties is bound by or subject to) any contract, commitment or arrangement with any labor union, and no labor union has requested or, to Century's Knowledge, has sought to represent any of the employees, representatives or agents of Century. There is no strike or other labor dispute involving Century pending, or, to Century's Knowledge, threatened that could have a material adverse effect on the assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of Century (as such business is now conducted), nor is Century aware of any labor organization activity involving its employees. Century is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Century, nor does Century have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of Century is terminable at the will of Century. Century has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. Century is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

         3.17 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Century is required in connection with the consummation of the transactions contemplated by this Agreement, except the filing of the Certificate of Merger with the Secretary of State of Delaware, the filing of a copy of the Certificate of Merger, duly certified by the Secretary of State of Delaware, with the Secretary of State of the State of California and the delivery to the Secretary of State of the State of California of a tax clearance certificate duly issued with respect to Century by the Franchise Tax Board of the State of California and the filing thereof by the Secretary of State of the State of California.

         3.18 Title to Property and Assets. To Century's Knowledge, Century owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair Century's ownership or use of such property or assets. With respect to the property and assets it leases, Century is in compliance with such leases and, to Century's Knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

         3.19 Disclosure. To Century's Knowledge, neither this Agreement nor any of the exhibits hereto contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and, to Century's Knowledge, there is no fact which has not been disclosed to quepasa that materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including the operating results, assets, customer, supplier or employee relations and business prospects, of Century.

         3.20 No Implied Representations. Notwithstanding anything contained herein to the contrary, (a) it is the explicit intent of each party hereto that neither Century nor the Shareholders is making or has made any representation or warranty whatsoever, express or implied, beyond those expressly given by Century and the Shareholders herein, including but not limited to, any implied warranty or representation as to the future business, results of operations, financial condition or prospects of the Century or as to the value, condition, merchantability or suitability of any of the properties or assets of Century.

         3.21 Century's Knowledge. For purposes of this Article 3, the term "Century's Knowledge" means the actual knowledge of the Shareholders, without any duty of inquiry.

                                    ARTICLE 4

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

     Each Shareholder represents and warrants to quepasa, Credito and Merger Sub only with respect to itself and its own circumstances as of the date hereof and again at the Effective Time, the following:

         4.1 Authority. The Shareholder has the power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed by the Shareholder and constitutes a valid and binding obligation of the Shareholder, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity. The Shareholder is not subject to, or obligated under, any agreement, arrangement or understanding, or any law, regulation, order, judgment or decree, that would be breached or violated, or in respect of which a right of termination or acceleration would arise or any encumbrance on any of its assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Shareholder for the consummation by it of the transactions contemplated by this Agreement.

         4.2 Stock Ownership. The Shareholder represents that it is the legal and beneficial owner of the number of shares of Century Common Stock set forth opposite its name in the Century Disclosure Schedule free and clear of all restrictions, liens and encumbrances other than restrictions under federal and state securities laws.

         4.3 Purchase Entirely for Own Account. The quepasa Merger Shares to be received by each respective Shareholder will be acquired for investment for the Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Shareholder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the quepasa Merger Shares.

         4.4 Disclosure of Information. The Shareholder believes it has received all the information it considers necessary or appropriate for deciding whether to receive the quepasa Merger Shares. The Shareholder further represents that it has had an opportunity to ask questions and receive answers from quepasa regarding the business, properties, prospects and financial condition of quepasa. The foregoing, however, does not limit or modify the representations and warranties of quepasa in Article 2 of this Agreement or the right of the Shareholder to rely thereon.

         4.5 Investment Experience. The Shareholder acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment of owning the quepasa Merger Shares.

         4.6 Restricted Securities. The Shareholder understands that the quepasa Merger Shares it is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Shareholder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         4.7 Holding Period. The Shareholders agree that, for a period of one year from the Effective Time, they will not transfer or otherwise dispose of the quepasa Merger Shares being issued to each Shareholder pursuant to the terms of this Agreement.

         4.8 Legend. It is understood that the certificates evidencing the quepasa Merger Shares may bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."


                                    ARTICLE 5

                     CONDUCT OF BUSINESS PENDING THE MERGER

           5.1 Conduct of Business Pending the Merger. Century and the Shareholders covenant and agree that, prior to the Effective Time, unless quepasa shall otherwise agree in writing or as otherwise expressly contemplated or permitted by this Agreement:

                  (a) The businesses of Century shall be conducted in the ordinary course and in accordance in all material respects with all applicable laws, rules and regulations and past custom and practice; Century shall maintain its facilities in good operating condition, ordinary wear and tear excepted; and Century shall use its reasonable best efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it;

                  (b) Century shall not, directly or indirectly, do or permit to occur any of the following: (i) issue, sell, pledge, dispose of or encumber (A) any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock, or (B) any of its assets, except in the ordinary course of business; (ii) amend or propose to amend its Articles of Incorporation or Bylaws; (iii) split, combine or reclassify any outstanding shares of Century Common Stock, or declare, set aside or pay any dividend of other distribution payable in cash, stock, property or otherwise with respect to shares of Century Common Stock;
         (iv) redeem, purchase or acquire or offer to acquire any shares of Century Common Stock or other securities of Century; (v) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vi) incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice; (vii) make any investments other than short-term United States Treasury obligations or short-term certificates of deposit of a commercial bank or trust company; or
         (viii) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 5.1(b);

                  (c) Century shall not, directly or indirectly, enter into or modify any contract, agreement or understanding, written or oral, that involves consideration or performance of Century of a value exceeding $10,000 or a term exceeding one year;

                   (d) Except as required by law, rule or regulation, Century shall not (i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors or consultants; or (ii) take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof;

                  (e) Century shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director; and

                  (f) Century (i) shall not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at, or at any time prior to, the Effective Time; and (ii) shall notify quepasa of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would reasonably be expected to be material, alone or in the aggregate, to the business, operations or financial condition of Century or to Century's, quepasa's, Credito's or Merger Sub's ability to consummate the transactions contemplated by this Agreement.

                                    ARTICLE 6

                              ADDITIONAL AGREEMENTS

      6.1 Non-Compete Agreement. Each Shareholder, shall, at the Effective Time, enter into a non-compete agreement substantially in the form set forth hereto as Exhibit D.

         6.2 Employment Agreements. At the Effective Time, Credito and each of the Shareholders shall have entered into employment agreements substantially in the form attached hereto as Exhibit E.

         6.3 Listing of Shares. Quepasa will cause, at its own expense, the quepasa Merger Shares to be listed on Nasdaq or any other exchange or trading system on which its common stock regularly trades.

         6.4 Registration Rights Agreement. At the Effective Time, quepasa and each of the Shareholders shall have entered into a registration rights agreement with respect to the quepasa Merger Shares in the form attached hereto as Exhibit F.

         6.5 Expenses. Except as provided in Section 6.3 herein, each party to this Agreement (quepasa and Credito on the one hand and each of the Shareholders on the other hand, for itself and Century) shall bear their own expenses in connection with this Agreement and the transactions contemplated herein. Notwithstanding the foregoing, in the event any party materially breaches the terms of this Agreement prior to the Effective Time and the Merger is not consummated, the breaching party agrees to pay the nonbreaching party an amount equal to all of the expenses incurred by the nonbreaching party in connection with the preparation and negotiation of this Agreement and any other matters otherwise related to the transactions contemplated herein, including but not limited to all fees and expenses incurred by the nonbreaching party to accountants and attorneys. Nothing herein shall be deemed to limit the right or remedy of a party in the event of a material breach of this Agreement by the other party.

         6.6 Taxes. At the Closing, the Shareholders shall be responsible for any sales, transfer or other similar taxes (excluding income taxes) which result from the Merger.

         6.7 Notification of Certain Matters. Each party shall give prompt notice to the others of (a) the occurrence or failure to occur of any event, which occurrence or failure would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate at, or at any time prior to, the Effective Time, and (b) any material failure of such party, or any officer, director, shareholder, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         6.8      Access to Information; Confidentiality.

                  (a) Quepasa and Century shall each have the opportunity to make a complete due diligence review of the books, records, business and affairs of the other.

                  (b) To facilitate the due diligence review, quepasa and Century shall provide to each other and each other's agents complete access to all of each other's records and documents (subject to any confidentiality or non-disclosure requirements applicable to such records or documents, provided however, that the party in possession of any records or documents that are subject to confidentiality or non-disclosure requirements shall use its reasonable best efforts to obtain any consents or waivers necessary to permit the other party to review such records and documents), shall provide each other with personal, bank and professional references, and shall use reasonable efforts to make available for consultation customers and suppliers.

                  (c) Each party agrees that all non-public information provided to the other will be treated as confidential, and if this Agreement is terminated, will return to the other party all confidential documents (and all copies thereof) in its possession, or will certify to the other that all such documents not returned have been destroyed. Further, regardless of whether this Agreement is terminated, each party shall continue to hold all confidential information of the other in strictest confidence. Non-public information shall not include any information which a party can demonstrate: (i) was already in such party's possession prior to negotiations related to this transaction;
         (ii) is or becomes publicly and openly known and in the public domain through no fault of such party; or (iii) is received by such party in a non-confidential manner from a third party having the right to disclose such information.

         6.9 Repayment of Debt; Minimum Funding Requirement. Immediately following the Closing, the Surviving Corporation shall pay $300,000 to Century Finance USA, LLC, representing all amounts owed by the Surviving Corporation to Century Finance USA, LLC. In addition to such amount, during the 12 month period commencing on the Effective Date, quepasa or Credito will contribute a minimum of $500,000 cash (the "Additional Amount") to the Surviving Corporation to fund its operations, which amount is expected by the parties hereto to be sufficient to enable the Surviving Corporation to achieve the Target Amount (as defined in the Escrow Agreement) within such one-year period. Contributions of the Additional Amount shall be made to the Surviving Corporation (a) pursuant to a written disbursement request made by the Shareholders and approved by quepasa (which approval shall not be unreasonably withheld) setting forth the purpose for which the requested funds will be used, (b) by the direct payment by quepasa of bills or statements of the Surviving Corporation submitted by the Shareholders that are consistent with the Business Plan described in Section
6.10 below, which payment shall be made in accordance with quepasa's standard accounts payable procedures applicable to quepasa's business generally, and (c) by the payment by quepasa of the payroll obligations of the Surviving Corporation. Century and the Shareholders acknowledge and agree that neither quepasa nor Credito shall be obligated to make any other contributions to the Surviving Corporation other than those expressly provided for herein.

         6.10 Business Plan. Quepasa, Credito and the Surviving Corporation agree, consistent with quepasa's fiduciary obligations to its shareholders, to provide commercially responsible support to the Shareholders to implement the Business Plan (including the pro forma statement of cash flows attached thereto) for RealEstateEspanol.com attached hereto as Exhibit G, and shall not interfere with or impede any such efforts.


                                    ARTICLE 7

                                   CONDITIONS

      7.1 Conditions to Obligations of Each Party To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) there shall not be pending by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby; and

                  (b) no party hereto shall have terminated this Agreement as permitted herein.

         7.2 Additional Conditions to Obligation of Century and the Shareholders. The obligation of Century and the Shareholders to effect the Merger is also subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) The representations and warranties of quepasa, Credito and Merger Sub set forth in Article 2 that are qualified by materiality shall be true and correct and the representation and warranties of quepasa, Credito and Merger Sub that are not so qualified shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time; provided however, that if Century or the Shareholders claim that this condition has not been satisfied as to a particular representation or warranty, then it or they shall provide quepasa, Credito and the Merger Sub with written notice describing such representation or warranty and the respect in which the same is not true or correct, and if quepasa, Credito or the Merger Sub shall have cured such noticed inaccuracy within five business days after receipt of such notice and without any material adverse effect to Century or the Shareholders, then this condition shall be deemed for all purposes to have been satisfied as to such representation or warranty;

                  (b) Each of quepasa, Credito and Merger Sub shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time; provided however, that if Century or the Shareholders claim that this condition has not been satisfied as to a particular obligation, covenant, or agreement, then it or they shall provide quepasa, Credito and the Merger Sub with written notice describing such obligation, covenant, or agreement and the respect in which quepasa, Credito or the Merger Sub have failed to perform the same, and if quepasa, Credito or the Merger Sub shall have cured such noticed non-performance within five business days after receipt of such notice and without any material adverse effect to Century or the Shareholders, then this condition shall be deemed for all purposes to have been satisfied as to such representation or warranty;

                  (c) Quepasa shall have furnished to Century a certificate in which quepasa, Credito and Merger Sub shall certify that none of quepasa, Credito or Merger Sub has any reason to believe that the conditions set forth in Sections 7.2(a) and 7.2(b) have not been fulfilled;

                  (d) Quepasa shall have furnished to the Shareholders (i) a copy of the text of the resolutions by which the corporate action on the part of quepasa, Credito and Merger Sub necessary to approve this Agreement, the Merger and the issuance of the quepasa Merger Shares were taken and (ii) certificates executed on behalf of quepasa certifying, in each case, that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded;

                  (e) Quepasa shall have issued to each Shareholder and the Escrow Agent, certificates for the number of shares of quepasa Common Stock to which such Shareholder is entitled pursuant to Section 1.5 hereof;

                  (f) Opinions of Brownstein Hyatt & Farber, P.C. and/or, Kummer Kaempfer Bonner & Renshaw based on customary reliance and subject to customary qualifications, addressed to Century and the Shareholders to the effect that:

                           (i) Quepasa is a corporation validly existing and in
                  good standing under the laws of the State of Nevada;

                           (ii) Credito is a corporation validly existing and in
                  good standing under the laws of the State of Delaware;

                           (iii) Merger Sub is a corporation validly existing
                  and in good standing under the laws of the State of Delaware;

                           (iv) Quepasa has the corporate power to consummate
                  the transactions on its part contemplated by this Agreement. Quepasa has duly taken all requisite corporate action to authorize this Agreement; this Agreement has been duly executed and delivered by quepasa and constitutes a valid and binding obligation of quepasa, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity; quepasa is not subject to, or obligated under, any provision of its Articles of Incorporation or Bylaws that would be breached or violated by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby; and, to counsel's knowledge, quepasa is not required to obtain any consents from any party to any material written agreement filed as an exhibit to any of the quepasa Business Reports for the consummation of the actions contemplated herein, which consent has not been obtained;

                           (v) Credito has the corporate power to consummate the
                  transactions on its part contemplated by this Agreement. Credito has duly taken all requisite corporate action to authorize this Agreement; this Agreement has been duly executed and delivered by Credito and constitutes a valid and binding obligation of Credito, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity; Credito is not subject to, or obligated under, any provision of its Articles of Incorporation or Bylaws that would be breached or violated by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby; and, to counsel's knowledge, Credito is not required to obtain any consents from any party to any material written agreement filed as an exhibit to any of the quepasa Business Reports for the consummation of the actions contemplated herein, which consent has not been obtained;

                           (vi) Merger Sub has the corporate power to consummate
                  the transactions on its part contemplated by this Agreement. Merger Sub has duly taken all requisite corporate action to authorize this Agreement and the Certificate of Merger; and this Agreement and such Articles of Merger have been duly executed and delivered by Merger Sub and constitute valid and binding obligations of Merger Sub, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity; Merger Sub is not subject to, or obligated under, any provision of its Articles of Incorporation or Bylaws that would be breached or violated by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby; and, to counsel's knowledge, Merger Sub is not required to obtain any consents from any party to any material written agreement filed as an exhibit to any of the quepasa Business Reports for the consummation of the actions contemplated herein, which consent has not been obtained;

                           (vii) The quepasa Merger Shares have been duly
                  authorized and validly issued, fully paid and non-assessable;

                           (viii) Except as disclosed in the quepasa Disclosure
                  Schedule or the quepasa Business Reports and based solely on counsel's review of counsel's internal litigation docket and an officer's certificate, counsel confirms, to counsel's knowledge, that the only litigation or claims pending or overtly threatened are those specifically identified in the quepasa Disclosure Schedule; and

                           (ix) No actions are required to be taken in order to
                  make the Merger effective under Delaware Law that have not been taken on or prior to the delivery of such letter except the delivery of the Certificate of Merger contemplated in
                  Section 1.3 to the Secretary of State of the State of Delaware and the filing thereof by the Secretary of State, in accordance with Delaware Law;

                  (g) Quepasa, Credito and Merger Sub shall have obtained each consent and approval necessary in order that the Merger and the transactions contemplated herein will not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of quepasa's, Credito's or Merger Sub's assets pursuant to the provisions of, any agreement, arrangement or understanding or any license, franchise or permit;

                  (h) Quepasa or Credito shall have contributed $300,000 cash to the capital of Merger Sub;

                  (i) Between the date hereof and the Effective Time, (i) there shall have been no material adverse change in the assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of quepasa, Credito or Merger Sub, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of quepasa, Credito or Merger Sub and (iii) none of the properties and assets of quepasa, Credito or Merger

         Sub shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages would have a material adverse effect on the assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of quepasa, Credito or Merger Sub, and quepasa, Credito and Merger Sub shall have delivered to the Shareholders a certificate, dated as of the Effective Time to that effect; and

                  (j) All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Century's counsel, and Century and its counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

         7.3 Additional Conditions to Obligations of quepasa, Credito and Merger Sub. The obligations of quepasa, Credito and Merger Sub to effect the Merger are also subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) The representations and warranties of Century and the Shareholders set forth in Article 3 and Article 4 respectively that are qualified by materiality shall be true and correct and the representation and warranties of Century and the Shareholders that are not so qualified shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time; provided however, that if quepasa, Credito or Merger Sub claim that this condition has not been satisfied as to a particular representation or warranty, then they shall provide Century and the Shareholders with written notice describing such representation or warranty and the respect in which the same is not true or correct, and if Century or the Shareholders shall have cured such noticed inaccuracy within five business days after receipt of such notice and without any material adverse effect to quepasa, Credito or Merger Sub, then this condition shall be deemed for all purposes to have been satisfied as to such representation or warranty;

                  (b) Each of Century and the Shareholders shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time; provided however, that if quepasa, Credito or Merger Sub claim that this condition has not been satisfied as to a particular obligation, covenant, or agreement, then they shall provide Century and the Shareholders with written notice describing such obligation, covenant or agreement and the respect in which Century or the Shareholders have failed to perform the same, and if Century or the Shareholders shall have cured such noticed non-performance within five business days after receipt of such notice and without any material adverse effect to quepasa, Credito or Merger Sub, then this condition shall be deemed for all purposes to have been satisfied as to such representation or warranty;

                  (c) Century shall have furnished to quepasa a certificate in which Century and the Shareholders shall certify that they have no reason to believe that the conditions set forth in Sections 7.3(a) and 7.3(b) have not been fulfilled;

                  (d) Century shall have furnished to quepasa (i) a copy of the text of the resolutions by which the Board of Directors of Century approved this Agreement (including, without limitation, the plan of merger contained herein) and the Merger; and (ii) a certificate executed on behalf of Century by its corporate secretary certifying to quepasa that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded;

                  (e) The Shareholders shall have delivered the original certificate(s) for the shares of Century Common Stock duly endorsed to the Surviving Corporation for cancellation;

                  (f) Quepasa shall have received a letter addressed to quepasa from Sheppard, Mullin, Richter & Hampton, LLP, based on customary reliance and subject to customary qualifications (in each case, customary in California), to the effect that:

                           (i) Century is a corporation validly existing and in
                  good standing under the laws of the State of California;

                           (ii) Based solely upon review of stock records
                  supplied by Century and Century's Articles of Incorporation, the authorized capital of Century consists of 1,000,000 shares of common stock, having no par value, of which 100 shares have been validly issued, are fully paid and nonassessable and are outstanding immediately prior to the Effective Time;

                           (iii) Century has the corporate power to consummate
                  the transactions on its part contemplated by this Agreement. This Agreement has been duly authorized by all necessary corporate action; this Agreement has been duly executed and delivered by Century and constitutes the valid and binding obligation of Century, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity; and except as otherwise disclosed in the Century Disclosure Schedule or elsewhere in this Agreement, execution, delivery and performance of this Agreement by Century and the consummation by it of the transactions contemplated hereby, will not (i) conflict with, result in a breach of, or constitute a default under or violation of, or result in the creation of any lien under the Articles of Incorporation or Bylaws of Century; or
                  (ii) require any consents from any party to any material written agreement listed on the Century Disclosure Schedule for the consummation of the actions contemplated herein;

                           (iv) Except as disclosed in the Century Disclosure
                  Schedule and based solely on counsel's review of counsel's internal litigation docket and an officer's certificate, counsel confirms, to counsel's knowledge, that the only litigation or claims pending or overtly threatened are those specifically identified in the Century Disclosure Schedule; and

                           (v) No actions by the Company or the Shareholders are
                  required to be taken in order to make the Merger effective under California Law that have not been taken on or prior to the delivery of such letter except (x) the delivery of the Certificate of Merger contemplated in Section 1.3 to the Secretary of State of the State of Delaware, the filing thereof by the Secretary of State of the State of Delaware, the delivery of a copy of the Certificate of Merger, certified by the Secretary of State of the State of Delaware, to the Secretary of State of the State of California and the filing thereof by the Secretary of State of the State of California,
                  (y) the delivery to the Secretary of State of the State of California of a tax clearance certificate duly issued with respect to Century by the Franchise Tax Board of the State of California and the filing thereof by the Secretary of State of the State of California, and (z) such actions as may be required under the law of the State of Delaware in order to cause the Merger to become effective in accordance with the law of the State of Delaware.

                  (g) Century and each of the Shareholders shall have obtained each consent and approval necessary in order that the Merger and the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of Century's assets pursuant to the provisions of, any agreement, arrangement or understanding or any license, franchise or permit;

                  (h) Between the date hereof and the Effective Time, (i) there shall have been no material adverse change in the assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of Century, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of Century and (iii) none of the properties and assets of Century shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a material adverse effect on the assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of Century, and Century and the Shareholders shall have delivered to quepasa a certificate, dated as of the Effective Time to that effect;

                  (i) All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to quepasa's counsel, and quepasa and its counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request; and

                  (j) Century shall have delivered to quepasa a copy of the Trademark Research Report prepared by Thompson & Thompson dated February 28, 2000 pertaining to the name "realestateespanol," which shall be reasonably satisfactory to quepasa and its counsel.

                                    ARTICLE 8

                                 INDEMNIFICATION

     8.1 Survival of Representations and Warranties. All representations and warranties made by quepasa, Credito, Merger Sub, Century and the Shareholders in this Agreement shall survive for one year from the Effective Time and no claim for any breach thereof may be made unless notice thereof is given to the other party prior to such date; provided, however, that the representations and warranties contained in Section 3.14 shall survive until the end of the applicable statute of limitations and the representations and warranties contained in Sections 2.4 and 4.2 shall survive for ten years; and provided further, however, that the limitations on survival shall not apply to any breach of this Agreement constituting fraud.

         8.2 Shareholders Agreement to Indemnify. Subject to the limitations in this Article 8, the Shareholders, severally and jointly, agree to indemnify and hold harmless quepasa, Credito and Merger Sub and their respective directors, officers, employees and agents from and against all proceedings, judgments, decrees, demands, claims, actions, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs (collectively referred to as "Losses") asserted against or incurred by quepasa, Credito, Merger Sub or their respective directors, officers, employees or agents resulting from a breach of any covenant, agreement, representation or warranty of Century or the Shareholders contained in this Agreement or in any certificate, document or instrument delivered by or on behalf of any party pursuant hereto.

         8.3 Quepasa, Credito, and Merger Sub's Agreement to Indemnify. Subject to the limitations in this Article 8, quepasa, Credito and Merger Sub hereby agree to indemnify and hold harmless the Shareholders and their agents from and against all Losses asserted against or incurred by the Shareholders or their agents resulting from a breach of any covenant, agreement, representation or warranty of quepasa, Credito or Merger Sub contained in this Agreement or in any certificate, document or instrument delivered by or on behalf of any party pursuant hereto.

         8.4 Notice of Claim. Any party who has a claim which would give rise to liability pursuant to this Article 8 shall give prompt notice to all other parties of such claim, together with a reasonable description thereof. With respect to any claim by a third party which is covered by the indemnifications contained hereunder, the party obligated to indemnify shall be afforded the opportunity, at its expense, to defend or settle such claim if, within ten days of notice thereof, it acknowledges in writing its indemnification obligation hereunder, utilizes counsel reasonably satisfactory to the indemnified party, commences such defense promptly and pursues such defense with diligence; provided, however, that such indemnifying party shall secure the consent of the indemnified party to any settlement, which consent shall not be unreasonably withheld. If an indemnified party defends any claim hereunder, such party shall use reasonable efforts in such defense and to mitigate Losses arising thereunder, and shall not settle any claim without the consent of the indemnifying party, which shall not be unreasonably withheld. The parties will cooperate with each other in connection with the defense, negotiation or settlement of any legal proceeding, claim or demand instituted by any third party.

         8.5 Certain Limitations.

                  (a) Cap. The Shareholders' indemnification liability under
Section 8.2 and quepasa's, Credito's and Merger Sub's indemnification liability under Section 8.3 shall be limited to $2,350,000 (the "Cap") and such amount shall be the exclusive remedy of each of the parties in any cause of action based thereon (subject to the exception in Section 8.5(c)) against the parties for any Losses.

                  (b) Basket. In no event shall the Shareholders as a party on the one hand or quepasa, Credito or the Merger Sub as a party on the other hand be required to indemnify the other party for any Losses, unless and until such Losses exceed in the aggregate $50,000 (the "Basket"), in which event all such Losses shall be recoverable by the indemnified party.

                  (c) Fraud. The Basket and Cap shall not apply to any breach of this Agreement constituting fraud.

         8.6 Satisfaction of Obligations. If quepasa, Credito or Merger Sub become obligated to indemnify the Shareholders with respect to any claim for indemnification hereunder and the amount of liability with respect thereto shall have been finally determined, subject to the limitations set forth in Section 8.5, quepasa, Credito or the Merger Sub shall pay such amount to the Shareholders within ten days following receipt by quepasa, Credito or the Merger Sub of written demand from the Shareholders. If the Shareholders become obligated to indemnify quepasa, Credito or Merger Sub with respect to any claim for indemnification hereunder and the amount of liability with respect thereto shall have been finally determined, subject to the limitations set forth in
Section 8.5(the "Indemnification Obligation"), then the Indemnification Obligation shall be satisfied exclusively by the return of a number of quepasa Merger Shares to quepasa equal to the amount of the Indemnification Obligation divided by $8.0375; provided that

(a) if the Escrowed Shares have not then been released pursuant to the Escrow Agreement, such number of quepasa Merger Shares shall be returned first from the Escrowed Shares, and second from the quepasa Merger Shares delivered to the Shareholders pursuant to Section 1.8 above, and (b) if the Escrowed Shares have then been released to quepasa pursuant to the Escrow Agreement for any reason (including the failure of the Surviving Corporation to achieve the Target Amount), then (i) the amount of the Indemnification Obligation up to $2,000,000 shall be deemed to have been satisfied by quepasa's receipt of the Escrowed Shares, and (ii) the amount of the Indemnification Obligation in excess of $2,000,000 (but not to exceed $350,000) shall be satisfied by the return to quepasa by the Shareholders of a number of quepasa Merger Shares equal to the amount of the Indemnification Obligation in excess of $2,000,000 (but not to exceed $350,000) divided by $8.0375. In no event shall the Shareholders be required to return, in the aggregate, more than 43,546 of the quepasa Merger Shares delivered to the Shareholders pursuant to Section 1.8(i) of this Agreement, plus all of the Escrowed Shares.

         8.7 Exclusive Remedy. The rights and remedies provided for in this Agreement (including the rights to indemnification) shall be exclusive and no other rights and remedies that may exist at law or in equity may be asserted against a party.


                                    ARTICLE 9

                        TERMINATION, AMENDMENT AND WAIVER

     9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by mutual consent of a duly authorized officer of quepasa, Credito, Century and each of the Shareholders;

                  (b) any of quepasa, Credito, Century or the Shareholders if the other party breaches any of its material representations, warranties or covenants contained herein and, if such breach is curable, is not cured within 15 business days after notice thereof;

                  (c) any of quepasa, Credito, Century or the Shareholders if obligations to close the transactions contemplated by this Agreement shall become incapable of satisfaction; or

                  (d) by any of quepasa, Credito, Century or the Shareholders if the Merger shall not have been consummated by March 31, 2000, or such later date as may be agreed upon by the parties;

provided, however, that no party shall have the right to terminate this Agreement unilaterally if the event giving rise to such right shall be primarily attributable to such party or to any affiliated party.

         9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall become void and there shall be no liability or further obligation hereunder on the part of quepasa, Credito, Merger Sub, Century, the Shareholders or their respective shareholders, officers or directors, except as set forth in Sections 6.4 and 6.7 and Article 8 hereof and except for liability arising from a willful breach of this Agreement.

         9.3 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         9.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit.

                                   ARTICLE 10

                               GENERAL PROVISIONS

     10.1 Public Statements. Except as required by applicable law, no party shall make any public announcement or statement with respect to the Merger, this Agreement or any related transaction without the approval of the other parties, which approval will not be unreasonably withheld. Each party agrees to consult with the other parties prior to issuing any such public announcement or statement.

         10.2 Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier, by recognized overnight courier service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

    If to quepasa, Credito or
    Merger Sub:                     quepasa.com, inc.
                                    400 East Van Buren, 4th Floor
                                    Phoenix, Arizona  85004
                                    FAX:  602-716-0200
                                    Attn:  Gary Trujillo

    With a copy to (which copy
    shall not constitute notice):   Brownstein, Hyatt & Farber, P.C.
                                    410 17th Street, 22nd Floor
                                    Denver, Colorado 80202
                                    FAX:  303-223-1111
                                    Attn:  Jeffrey Knetsch

    If to Century:                  Century Finance USA, Inc.
                                    1650 Hotel Circle North, Suite 215
                                    San Diego, California 92108
                                    FAX:  619-209-4755
                                    Attn:  Gary Acosta

    With a copy to (which copy
    shall not constitute notice):   Sheppard, Mullin, Richter  & Hampton, LLP
                                    501 West Broadway
                                    San Dieo, CA 92101
                                    FAX:  619-234-3815
                                    Attn:  Amy Tranckino

    If to Gary Acosta:              Gary Acosta
                                    c/o Century Finance USA, LLC
                                    1650 Hotel Circle North, Suite 215
                                    San Diego, California 92108
                                    FAX:  619-209-4755

    With a copy to (which copy
    shall not constitute notice):   Sheppard, Mullin, Richter  & Hampton, LLP
                                    501 West Broadway
                                    San Diego, CA 92101
                                    FAX:  619-234-3815
                                    Attn:  Amy Tranckino

    If to John Beneventi            John Beneventi
                                    c/o Century Finance USA, LLC
                                    1650 Hotel Circle North, Suite 215
                                    San Diego, California 92108
                                    FAX:  619-209-4755

    With a copy to (which copy
    shall not constitute notice):   Sheppard, Mullin, Richter  & Hampton, LLP
                                    501 West Broadway
                                    San Diego, CA 92101
                                    FAX:  619-234-3815
                                    Attn:  Amy Tranckino

All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if delivered by mail; the next business day, if by recognized overnight courier service; and when receipt acknowledged, if telecopied; provided, however, notice to a party's attorney shall not constitute notice to such party.

         10.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the exhibits and attachments hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

         10.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         10.5 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements, representations, warranties and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise, except that quepasa, Credito and Merger Sub may assign all or any portion of their rights under this Agreement to any wholly owned subsidiary, but no such assignment shall relieve quepasa, Credito and Merger Sub of their obligations hereunder, and except that this Agreement may be assigned by operation of law to any corporation with or into which quepasa may be merged; and (d) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of California, without giving effect to the principles of conflict of laws thereof. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.

         10.6     Service of Process; Consent to Jurisdiction.

                   (a) Service of Process. Each party hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under California law.

                  (b) Consent and Jurisdiction. Each party hereto irrevocably and unconditionally (1) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the Southern District of California or in any court of general jurisdiction in the County of San Diego, California; (2) consents to the jurisdiction or any such court in any such suit, action or proceeding; and (3) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

                                MERGER AGREEMENT

                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, quepasa, Credito, Merger Sub, Century and the Shareholders have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                     QUEPASA.COM, INC., a Nevada corporation



                      By  /s/ Gary Trujillo
                          -----------------
                      Name:
                      Title:


                     CREDITO.COM, INC., a Delaware corporation



                     By   /s/   Gary Trujillo
                          -------------------
                     Name:
                     Title:


                     REALESTATEESPANOL.COM, INC.,
                     a Delaware corporation



                     By   /s/   Gary Trujillo
                          -------------------
                     Name:
                     Title:


                     CENTURY FINANCE USA, INC., a California corporation d/b/a REALESTATEESPANOL.COM, INC.


                     By /s/   Gary Acosta
                        ------------------
                     Name:
                     Title:

                     GARY ACOSTA



                     /s/ Gary Acosta
                     -----------------



                    JOHN BENEVENTI


                    /s/ John Beneventi
                    ---------------------

                                   EXHIBIT A

                            FORM OF ESCROW AGREEMENT

                                    EXHIBIT B

                           QUEPASA DISCLOSURE SCHEDULE

                                    EXHIBIT C

                           CENTURY DISCLOSURE SCHEDULE

                                    EXHIBIT D

                          FORM OF NON-COMPETE AGREEMENT

                                    EXHIBIT E

                          FORM OF EMPLOYMENT AGREEMENT

                                    EXHIBIT F

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT G

                       REALESTATEESPANOL.COM BUSINESS PLAN